Exhibit 99.3

R.R. Donnelley & Sons Company

Unaudited Net Sales by Segment - Continuing Operations

(in millions)

	Six Months Ended June 30, 2016	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Commercial and digital print	$786.9	$1,682.2	$1,714.1	$811.7
Direct mail	251.3	522.2	512.0	468.2
Statement printing	197.7	394.1	390.9	397.2
Labels	195.1	417.0	422.4	419.4
Forms	90.5	199.4	229.1	253.5

Total Variable Print	1,521.5	3,214.9	3,268.5	2,350.0

Logistics	609.9	1,214.4	1,154.7	1,045.7
Sourcing	105.3	234.8	216.9	179.2
Digital and creative solutions	69.4	155.4	191.4	179.8

Total Strategic Services	784.6	1,604.6	1,563.0	1,404.7

Asia	325.9	739.2	745.7	745.5
Global turnkey solutions	259.5	538.6	546.7	505.0
Business process outsourcing	223.7	483.5	513.1	533.0
Canada	114.2	197.1	218.8	234.0
Latin America	59.0	179.8	339.6	404.4

Total International	$982.3	$2,138.2	$2,363.9	$2,421.9

Total net sales from continuing operations	$3,288.4	$6,957.7	$7,195.4	$6,176.6

See accompanying notes to the unaudited net sales by Segment - continuing operations.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

Notes to Unaudited Net Sales by Segment – Continuing Operations

For description of RR Donnelley’s segments, refer to the Business Section as filed under Exhibit 99.4 to this Form 8-K.